Exhibit 10.9

ETF MANAGERS

GROUP COMMODITY

TRUST I

Amendment No. 2 to Marketing Agent Agreement

THIS AGREEMENT is made and entered into as of this 26th day of January, 2018 on behalf of ETF MANAGERS GROUP COMMODITY TRUST I, a Delaware statutory trust (the “Trust”), by and between ETF MANAGERS CAPITAL, LLC, a Delaware limited liability company (the “Sponsor”), and ETFMG Financial LLC, a Delaware limited liability company (the “Marketing Agent”).

WHEREAS, the Trust is authorized to issue shares of beneficial interest in separate series, with each such series representing interests in a separate portfolio of securities and other assets;

WHEREAS, the Marketing Agent is a broker-dealer registered with the Securities and Exchange Commission and is regulated by the Financial Industry Regulatory Authority as a FINRA member firm; and

WHEREAS, the Sponsor and the Marketing Agent have entered into an agreement dated March 1, 2017 (the "Agreement") whereby the Marketing Agent has agreed to provide certain services to each series of the Trust listed on Schedule B (as amended from time to time) (each a “Fund” and collectively, the “Funds”); and

WHEREAS, the parties wish to amend Schedule B of the Agreement to include a new separate series of the Trust, the Breakwave Dry Bulk Shipping ETF;

NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.	Schedule B is hereby amended to include the following fund: Breakwave Dry Bulk Shipping ETF.

2.	Section 12 of the Agreement is hereby amended to include the following new language following the third sentence of the first paragraph:

“However, Schedule B hereto will be amended upon written instructions by the Trust to amend Schedule B. Unless the Marketing Agent objects in writing to the amended Schedule B within five (5) days after its receipt, the amended Schedule B will become part of this Agreement in accordance with its terms.”

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date first above written.

ETF MANAGERS CAPITAL, LLC	ETFMG FINANCIAL LLC

/s/ Samuel Masucci, III	/s/ Samuel Masucci, III
Samuel Masucci, III	Samuel Masucci, III
Chief Executive Officer	Chief Executive Officer